Exhibit 10.1

DATED NOVEMBER 7, 2016

GLOBAL INDEMNITY LIMITED

and

GLOBAL INDEMNITY PUBLIC LIMITED COMPANY

and

THE PARTIES LISTED AT ANNEX A HERETO

AMENDED AND RESTATED

ADDITIONAL REDEMPTION AGREEMENT

This AMENDED AND RESTATED ADDITIONAL REDEMPTION AGREEMENT is made the 7th day of November 2016, (the “Agreement”)

BETWEEN:-

(1)	GLOBAL INDEMNITY LIMITED having its registered office at 28 Hospital Road, George Town, Grand Cayman, KY1-9008, Cayman Islands (the “GBLI Limited”); and

(2)	GLOBAL INDEMNITY PUBLIC LIMITED COMPANY having its registered office at 25/28 North Wall Quay, Dublin 1, D01 H104, Ireland (the “GBLI plc”); and

(3)	the Investors listed on Annex A hereto (each, an “Investor” and together, the “Investors”)

RECITALS

A.	GBLI plc is a public limited company with a share capital of €40,000 and $100,000 divided into 40,000 deferred shares of €1.00 each, 600,000,000 A ordinary shares of $0.0001 each, 300,000,000 B ordinary shares of $0.0001 each and 100,000,000 preferred shares of $0.0001 each.

B.	As of the date hereof, each Investor holds the number of A Ordinary Shares, par values $0.0001 in the capital of GBLI plc (the “GBLI plc Shares”) as are set forth next to such Investor’s name in Annex A hereto.

C.	GBLI plc and the Investors previously executed an Additional Redemption Agreement dated November 10, 2015 (the “Original Additional Redemption Agreement”).

D.	It is proposed to consummate a scheme of arrangement under sections 449 to 455 of the Companies Act 2014 of Ireland pursuant to which GBLI plc will be replaced by GBLI Limited as the ultimate parent company of the Global Indemnity Group (the “Scheme”).

E.	Upon the Scheme being effective in accordance with it terms:

a.	GBLI Limited will be an exempted company with a share capital of $100,000 divided into 600,000,000 A ordinary shares of $0.0001 each, 300,000,000 B ordinary shares of $0.0001 each and 100,000,000 preferred shares of $0.0001 each.

b.	each Investor will hold that number of A Ordinary Shares, par values $0.0001 in the capital of GBLI Limited (the “GBLI Limited Shares”) that it held in the capital of GBLI plc immediately prior to the Scheme becoming effective.

F.	Whereas each of GBLI Limited, GBLI plc and the Investors have agreed to amend and restate the Original Additional Redemption Agreement on the terms and subject to the conditions set forth in this Agreement.

IT IS HEREBY AGREED to amend and restate the Original Additional Redemption Agreement in its entirety as follows:

1.	REPURCHASE; RELEASE

1.1.	Repurchase.

On one or more Additional Closings (as defined below), GBLI Limited, at its discretion, may, on the terms and subject to the conditions stated herein and pursuant to Article 27 of GBLI Limited’s articles of association and the Cayman Islands Companies Law (2013 Revision), repurchase up to an aggregate of 3,397,031 GBLI Limited Shares held by the Investors and listed on Annex A hereto for a purchase price per share equal to the Purchase Price (as defined below) (the “Additional Redemptions”). At each such Additional Closing the Company may elect to purchase a portion or all of the shares set forth next to each Investor’s name in Annex A, up to the total amount listed; provided that in the event that any repurchase is in respect of less than all of the outstanding GBLI Limited Shares held by the Investors then such repurchase shall be performed on a pro rata basis among the Investors, based on the number of GBLI Limited Shares then held by the Investors.

1.2.	Purchase Price

The purchase price for each GBLI Limited Share, payable by GBLI Limited on the Additional Closing, shall be US$23.00 per share, which amount shall be increased by 0.25% of US$23.00 on the monthly anniversary of November 10, 2015, the date on which the Company and the Investors (or their predecessors in interest) closed on the share redemption pursuant to a prior redemption agreement, (the “Purchase Price”).

1.3.	Condition Precedent

The rights and obligations of the parties to this Agreement are subject to, and entirely conditional upon, the Scheme being effective in accordance with its terms. If the Scheme is not effectuated, the Original Additional Redemption Agreement shall remain in full force and effect.

1.4.	Assumption of Obligations; Release

By their execution of this Agreement, and with effect from the time that the Scheme is effective in accordance with its terms, GBLI Limited hereby agrees and undertakes to assume all of the obligations, commitments and liabilities of GBLI plc arising under the Original Additional Redemption Agreement and to perform the obligations imposed by the Original Additional Redemption Agreement which are to be performed on or after the date of this Agreement, in all respects as if GBLI Limited were named therein as the Company.

By their execution of this Agreement, and with effect from the time that the Scheme is effective in accordance with its terms, each of GBLI Limited and the Investors releases GBLI plc from all of its obligations under the Original Additional Redemption Agreement.

2.	CLOSING

2.1.	Closing.

GBLI Limited may, at its discretion, at any time before the Additional Closing Date (as defined below) repurchase any of the GBLI Limited Shares subject to the terms of this Agreement. In no event will GBLI Limited be obligated to purchase GBLI Limited Shares.

The closing of the Additional Redemptions may occur on one or more dates (the actual date and time on which such closings occur, the “Additional Closing”) upon notice given to the Investors, not less than one business day in advance of each applicable Additional Closing, but in no event shall an Additional Closing occur later than December 31, 2019 without the consent of the applicable Investors (the “Additional Closing Date”). At any Additional Closing, the following transactions will take place, which transactions will be deemed as having taken place simultaneously and no transaction will be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered:

2.1.1.	Where the GBLI Limited Shares are held in certificated form, each of the Investors will deliver its share certificate or certificates (the “GBLI Limited Share Certificates”) representing the GBLI Limited Shares to GBLI Limited or an agent designated by GBLI Limited;

2.1.2.	Where the GBLI Limited Shares are held in book entry form, each of the Investors shall deliver the GBLI Limited Shares by way of instruction through the Depositary Trust Company to an account nominated by GBLI Limited;

2.1.3.	Subject to payment for the GBLI Limited Shares in accordance with Clause 2.1.5 below, GBLI Limited agent will cancel the GBLI Limited Share Certificates (to the extent GBLI Limited Shares are held in certified form);

2.1.4.	Subject to payment for the GBLI Limited Shares in accordance with Clause 2.1.5 below, the GBLI Limited Shares will be repurchased and cancelled in accordance with GBLI Limited’s articles of association and all applicable law and GBLI Limited’s share register shall be updated accordingly; and/or

2.1.5.	Upon each of the Investors complying with Clause 2.1.1 or 2.1.2 as applicable, GBLI Limited will wire an aggregate amount equal to the product of the Purchase Price and the number of additional redeemable GBLI Limited Shares held by each Investor that GBLI Limited elects to repurchase, in immediately available same day funds to the bank accounts nominated by such Investor to GBLI Limited in writing.

3.	REPRESENTATIONS AND WARRANTIES

3.1.	Each Investor hereby represents and warrants to GBLI Limited as of the date hereof and as of each Additional Closing that:

3.1.1.	Such Investor has the requisite corporate or limited partnership power and authority to enter into this Agreement and to perform its obligations hereunder; the execution, delivery and performance by such Investor of this Agreement and the consummation by such Investor of the transactions contemplated hereby have been duly authorized by such Investor, and no other corporate or limited partnership action on the part of such Investor is necessary to authorize the execution and delivery by such Investor of this Agreement and the consummation by it of the transactions contemplated hereby; this Agreement has been duly executed and delivered by such Investor and, assuming due and valid authorization, execution and delivery hereof by the other parties hereto, is a valid and binding obligation of such Investor enforceable against such Investor in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws, now or hereafter in effect, affecting creditors’ rights and remedies generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

3.1.2.	the GBLI Limited Shares are and will remain until the date of the Additional Closing free and clear of all liens, charges, security interests or similar encumbrances and the repurchase by GBLI Limited of the GBLI Limited Shares will not constitute a breach or violation of, or default under, any agreement, or other instrument by which Investor is bound;

3.1.3.	assuming the accuracy of the representations and warranties of GBLI Limited and the performance by GBLI Limited of its obligations hereunder in accordance with their terms, at the Additional Closing, GBLI Limited will acquire the GBLI Limited Shares free and clear of all liens, charges, security interests and similar encumbrances; and

3.1.4.	no consent or approval by, notice to or registration with, any governmental or administrative authority or board or shareholders or third party is required on the part of Investor in connection with the execution and delivery by Investor of this Agreement or the performance by Investor of his or its obligations hereunder.

3.2.	GBLI Limited hereby represents and warrants to Investor as of the date hereof and as of each Additional Closing that:

3.2.1.

GBLI Limited has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder; the execution, delivery and performance by GBLI Limited of this Agreement and the consummation by GBLI Limited of the transactions contemplated hereby have been duly authorized by its board of directors and the audit committee of its board of directors, and no other corporate action on the part of GBLI Limited is necessary to authorize the execution and delivery by GBLI Limited of this Agreement and the consummation by it of the transactions contemplated hereby; this Agreement has been duly executed and delivered by GBLI Limited and, assuming due and valid authorization, execution and delivery hereof by the other parties hereto, is a valid and binding obligation of GBLI Limited enforceable against GBLI Limited in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws, now or hereafter in effect, affecting creditors’ rights and remedies generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; and

3.2.2.	no consent or approval by, notice to or registration with, any governmental or administrative authority or board or shareholders or third party is required on the part of GBLI Limited in connection with the execution and delivery by GBLI Limited of this Agreement or the performance by GBLI Limited of his or its obligations hereunder.

3.3.	GBLI Limited represents and warrants to Investor that as of the date of each Additional Closing:

3.3.1.	GBLI Limited will have sufficient distributable reserves for the purposes of the repurchase as required by the Cayman Islands Companies Law (2013 Revision).

4.	TRANSFER RESTRICTIONS

Each Investor hereby agrees that the GBLI Limited Shares may not be transferred, directly or indirectly, including to any limited partner, beneficiary or equity holder of such Investor other than: (i) to GBLI Limited pursuant to an Additional Redemption or other repurchase or repurchase by or on behalf of GBLI Limited; (ii) in a secondary offering to which GBLI Limited has consented pursuant to Section 5 hereof (or, in the case of a secondary offering covering all GBLI Limited Shares, a distribution by an Investor to those of its limited partners, beneficiaries or equity holders electing to have the GBLI Limited Shares allocable to their interest in the Investor excluded from secondary offering (the “Excluded GBLI Limited Shares”) of such limited partners’, beneficiaries’ or equity holders’ Excluded GBLI Limited Shares); or (iii) the distribution by an Investor of GBLI Limited Shares to its limited partners, beneficiaries and equity holders on or after December 31, 2019.

Notwithstanding any provision to the contrary contained in that certain Amended and Restated GBLI Limited Shareholders Agreement, dated November 7, 2016, among GBLI Limited and the shareholders listed on the signature pages thereto, as amended (the “GBLI Limited Shareholders Agreement”), GBLI Limited hereby consents to the transfer of GBLI Limited Shares by any Investor in compliance with the requirements of this Agreement.

5.	FURTHER ASSURANCES

Each of the parties hereto agrees to use his or its commercially reasonable efforts at his or its own expense to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, if GBLI Limited elects to consummate an Additional Redemption, including (but without limitation), on request by GBLI Limited, any Investor or their respective advisers, by executing and granting all consents, resolutions and waivers necessary under applicable law and GBLI Limited memorandum and articles of association.

If requested by the Investors that the GBLI Limited Shares be registered, GBLI Limited will consider registering the GBLI Limited Shares for resale in a secondary offering.

6.	INDEMNIFICATION

Subject to that certain Indemnification Agreement among GBLI Limited (or an affiliate or predecessor of GBLI Limited) and Fox Paine & Company, LLC (or an affiliate or predecessor of Fox Paine & Company, LLC), dated November 7, 2016, each party hereto will indemnify, defend and hold harmless the other party hereto from and against all claims, losses, damages, liabilities and expenses (including without limitation attorneys’ fees) imposed upon or incurred by the other party in connection with, on account of, or as a result of (i) any misrepresentations or breach of any of the representations and warranties made by a party hereto or (ii) the breach of any agreement or obligation of such party contained herein.

7.	MISCELLANEOUS

7.1.	Public Disclosure. Neither GBLI Limited nor any of its affiliates shall issue any press releases or make any other public disclosure with respect to this Agreement or the transactions contemplated hereby without the prior review and written consent of Fox Paine & Company LLC, except as required by applicable law, regulation or legal process, including the rules and regulations of any trading exchange on which GBLI Limited’s securities are traded.

7.2.	Notices. All notices or other communications required or permitted hereunder will be given in writing and will be deemed sufficient if delivered by hand, facsimiled, or mailed by registered or certified mail, postage prepaid (return receipt requested), to the relevant party at the address set forth above, or such other address as will be furnished in writing by such party, and any such notice or communication will be effective and be deemed to have been given as of the date so delivered or facsimiled or three days after the date so mailed; provided, however, that any notice or communication changing any of the addresses set forth above will be effective and deemed given only upon its receipt.

7.3.	Assignment. Neither this Agreement nor any of the rights, interests, or obligations hereunder may be assigned by either of the parties hereto without the prior written consent of the other party.

7.4.	Entire Agreement. This Agreement together with the other agreements referred to herein embodies the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and supersedes all prior written or oral commitments, arrangements or understandings with respect thereto. Fox Paine & Company, LLC is an express third party beneficiary of this Agreement. There are no restrictions, agreements, promises, warranties, covenants or undertakings with respect to the transactions contemplated hereby other than those expressly set forth herein.

7.5.	Severability. If any one or more of the provisions of this Agreement will be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement will not be affected thereby. To the extent permitted by applicable law, each party waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

7.6.	Counterparts; Delivery. This Agreement may be executed in two or more counterparts, any of which counterparts may be delivered by facsimile or email transmission in PDF format, all of which will be considered one and the same agreement and each of which will be deemed an original.

7.7.	Survival of Provisions. The respective representations, warranties, covenants and agreements of each of the parties to this Agreement will survive the Closing Date and the consummation of the transactions contemplated by this Agreement.

7.8.	Governing Law. This Agreement will be governed by and construed in accordance with the laws of the state of New York without reference to the principles of conflict of laws and the parties hereby submit to the exclusive jurisdiction of the state of New York in connection with any dispute arising in connection with this Agreement or the transactions contemplated by this Agreement.

AS WITNESS this agreement has been signed by or on behalf of the parties hereto the day and year first before written.

[Signature page follows]

Signed by	)
)
For and on behalf of GLOBAL INDEMNITY PUBLIC LIMITED COMPANY	) )	By: /s/ Thomas M. McGeehan Name: Thomas M. McGeehan Title: Chief Financial Officer

Signed by	)
)
For and on behalf of GLOBAL INDEMNITY LIMITED	) )	By: /s/ Thomas M. McGeehan Name: Thomas M. McGeehan Title: Chief Financial Officer

[Signature Page to the Additional Redemption Agreement]

Signed by

For and on behalf of		By: /s/ Rolf Lindsay
FPG INTERNATIONAL HOLDINGS, L.P.	)
	)	Name: Rolf Lindsay
By: FPG International Holdings GP, Ltd., its general partner	)
)
By: DS Limited, Director		Title: Authorised Signatory

[Signature Page to the Additional Redemption Agreement]

Signed by

For and on behalf of		By: /s/ Rolf Lindsay
FPG INTERNATIONAL HOLDINGS II, L.P	)
	)	Name: Rolf Lindsay
By: FPG International Holdings GP, Ltd., its general partner	)
)
By: DS Limited, Director		Title: Authorised Signatory

[Signature Page to the Additional Redemption Agreement]

Annex A

Investors

Name	A Ordinary Shares
FPG International Holdings, L.P.	3,095,047 A Ordinary Shares
FPG International Holdings II, L.P.	301,984 A Ordinary Shares
Grand Total:	3,397,031 A Ordinary Shares